UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2009
NorthWest Indiana Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-26128 (Commission File Number)	35-1927981 (IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana (Address of Principal Executive Offices)	46321 (Zip Code)
(219) 836-4400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 31, 2009, the Board of Directors of NorthWest Indiana Bancorp, an Indiana corporation (the “Company”), amended the Company’s By-Laws (the “Bylaws”) to add a new Section 2.8 to Article II to elect not to be governed by new Indiana Code §23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”). The new IBCL provision, which became effective July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana unless, on or before July 31, 2009, the company adopts a bylaw expressly electing not to be governed by the provision. Even if a company elects to “opt out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with the provisions of the company’s articles or bylaws. A company that does opt out on or before July 31, 2009, may subsequently rescind the election to opt out and cause the company to become subject to the mandatory staggered board requirement.
     The Company currently maintains a staggered Board of Directors in compliance with its Bylaws and Articles of Incorporation.
     The Bylaws, as amended, are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. Article II, Section 2.8 contains the amendment.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
3.1	By-Laws of NorthWest Indiana Bancorp (As in Effect on July 31, 2009)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 3, 2009	NORTHWEST INDIANA BANCORP
	By:	/s/ David A. Bochnowski
		Name:	David A. Bochnowski
		Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description	Location
3.1	By-Laws of NorthWest Indiana Bancorp (As in Effect on July 31, 2009)	Attached

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